UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 3, 2023

Ventas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	VTR	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Offering and Tender Offers for Senior Notes in Canada

On April 3, 2023, Ventas Canada Finance Limited (“Ventas Canada”), an indirect, wholly-owned subsidiary of Ventas, Inc. (“Ventas” or the “Company”), launched and priced a private offering in Canada of Cdn$600 million of 5.398% Senior Notes, Series I due 2028 (the “Notes”). The sale of the Notes is expected to close on April 21, 2023, subject to satisfaction of customary closing conditions. The Notes will be guaranteed, on a senior unsecured basis, by the Company. Ventas Canada also commenced cash tender offers to purchase its 2.80% Senior Notes, Series E due 2024 and 4.125% Senior Notes, Series B due 2024 for a combined aggregate purchase price of up to Cdn$500 million, in the order of priority set out in the offer to purchase (the “Tender Offer”). Ventas Canada expects to use the net proceeds from the offering to fund the Tender Offer. The balance of the net proceeds, if any, will be used for working capital and other general corporate purposes, which may include repayment of existing indebtedness (including the redemption or repurchase of previously issued senior notes), or any other general corporate purposes Ventas may deem necessary or advisable, and to pay related fees and expenses.

Copies of the press releases issued by the Company regarding the launch and pricing of the Notes are attached hereto as Exhibit 99.1 and 99.2, respectively.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Announcement Regarding Santerre Mezzanine Loan

On March 31, 2023, the Company announced that it intends to take ownership of the collateral that supports its approximately $486 million cash-pay mezzanine loan to Santerre Health Investors (the “Santerre Mezzanine Loan”). The Santerre Mezzanine Loan is secured by equity interests in entities that collectively own a diverse pool of medical office buildings, senior housing operating portfolio communities, triple-net leased skilled nursing facilities and hospital assets in the United States (such assets, collectively, the “Santerre Portfolio”). The Company expects to take ownership of the Santerre Portfolio through a ‘loan to own’ structure that converts the outstanding principal amount of the Santerre Mezzanine Loan to equity, with no additional consideration being paid.

The Company expects to complete the process of taking ownership of the Santerre Portfolio in the second quarter of 2023. Until the Company takes ownership of the Santerre Portfolio and pursuant to an existing lockbox arrangement, the Company has the right to receive interest income due on the Santerre Mezzanine Loan to the extent funds are available for that purpose. The Company has received approximately 90% of the interest due in March 2023 under the Santerre Mezzanine Loan. The interest due in January and February 2023 was previously paid in full.

The Company’s ownership of the equity in the Santerre Portfolio will be subject to an existing approximately $1 billion non-recourse senior loan (the “Santerre Senior Loan”). The Santerre Senior Loan is secured by the assets in the Santerre Portfolio, bears interest at LIBOR +1.84% and matures in June 2023. The Company will have the right to extend the maturity of the Santerre Senior Loan to June 2024 and expects to exercise such right. The Santerre Senior Loan can be repaid in whole or in part prior to its maturity, and assets can be released from the liens thereof, subject to its terms.

There can be no assurance that the contemplated transactions described above will be completed on the terms described or at all. In addition, there can be no assurance that the Company will not recognize allowances with respect to the Santerre Mezzanine Loan in the future or, if the contemplated transactions are completed, whether the Company will recognize purchase accounting impacts, impairments, write downs or other non-cash charges.

Forward-Looking Statements

This Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “assume,” “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. We urge you to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the sections titled “Cautionary Statements—Summary Risk Factors,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic and other viruses and infections, such as flu and respiratory syncytial virus, and their extended consequences, including of any variants, on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures; (b) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our acquisitions and investments, including our acquisition of New Senior Investment Group Inc.; (c) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (d) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs and uninsured liabilities; (e) the impact of market and general economic conditions, including economic and financial market events, increases in inflation, changes in interest rates and exchange rates, supply chain pressures, rising labor costs and historically low unemployment, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public capital markets; (f) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (g) the risk of bankruptcy, inability to obtain benefits from governmental programs, insolvency or financial deterioration of our tenants, managers, borrowers and other obligors which may, among other things, have an adverse impact on our financial results and financial condition; (h) the risk that we may be unable to foreclose successfully on the collateral securing our loans and other investments in the event of a borrower default and, if we are able to foreclose or otherwise acquire assets in lieu of foreclosure, the risk that we will be required to incur additional expense or indebtedness in connection therewith; (i) the recognition of reserves, allowances, credit losses or impairment charges are inherently uncertain, may increase or decrease in the future and may not represent or reflect the ultimate value of, or loss that we ultimately realize with respect to, the relevant assets, which could have an adverse impact on our results of operations and financial condition; (j) the non-renewal of any leases or management agreement or defaults by tenants or managers thereunder and the risk of our inability to replace those tenants or managers on favorable terms, if at all; (k) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests, including our ability to dispose of such assets on favorable terms as a result of rights of first offer or rights of first refusal in favor of third parties; (l) risks related to development, redevelopment and construction projects, including costs associated with inflation, rising interest rates, labor conditions and supply chain pressures; (m) our ability to attract and retain talented employees; (n) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply; (o) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (p) increases in our borrowing costs as a result of becoming more leveraged, including in connection with acquisitions or other investment activity, rising interest rates and the phasing out of LIBOR rates; (q) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (r) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (s) the adequacy and pricing of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (t) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (u) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; (v) disruptions to the management and operations of our business and the uncertainties caused by activist investors; (w) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change; and (x) other factors set forth in our periodic filings with the United States Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
99.1	Launch Press Release dated April 3, 2023.

99.2	Pricing Press Release dated April 3, 2023.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VENTAS, INC.

Date: April 3, 2023	By:	/s/ Carey S. Roberts
Name: Carey S. Roberts
Title: Executive Vice President, General Counsel and Ethics & Compliance Officer

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